6:

HERBERT M. JONES

MELVIN D. CLOSE, JR.

JOSEPH W. BROWN

ALBERT F. PAGNI

JOHN P. SANDE, III

WILLIAM J. RAGGIO

BOB MILLER

GARY R. GOODHEART

MICHAEL E. BUCKLEY

RICHARD F. JOST

JANET L. CHUBB

DOUGLAS M. COHEN

KIRK B. LENHARD

KEVIN R. STOLWORTHY STEPHEN M. RICE

JODI R. GOODHEART

PAUL A. LEMCKE

PHILIP M. BALLIF

RENEE R. REUTHER

MICHAEL P. LINDELL

MICHAEL G. ALONSO

BRIAN P. CLARK

ANN MORGAN

R. DOUGLAS KURDZIEL

DIANA L. SULLIVAN

KRIS T. BALLARD

CRAIG H. NORVILLE

WILLIAM C. DAVIS, JR.

KARL L. NIELSON

DAWN R. HINMAN

SANDRA D. TURNER

PATRICK A. ROSE

PATRICK J. SHEEHAN

GREGORY A. BROWER

ROBERT C. ANDERSON

TONY F. SANCHEZ III

CLARK V. VELLIS

JOHN P. DESMOND

JONES VARGAS ATTORNEYS AT LAW 3773 HOWARD HUGHES PARKWAY THIRD FLOOR SOUTH LAS VEGAS, NEVADA 89109 TEL (702) 862-3300 FAX (702) 734-2722 WWW.JONESVARGAS.COM

CLIFFORD A. JONES (1912 - 2001)

GEORGE L. VARGAS (1909 - 1985)

JOHN C. BARTLETT (1910 - 1982)

LOUIS MEAD DIXON (1919 - 1993)

GARY T. FOREMASTER (1953 - 1998)

OF COUNSEL

DOUGLAS G. CROSBY

BRIAN J. MATTER

EXECUTIVE DIRECTOR

July 10, 2003

DAVID A. CARROLL

ANDI S. CHANG

ELIZABETH M. FIELDER

TROY C. FUHRIMAN

EDWARD M. GARCIA

ELIZABETH M. GHANEM

RORY A. GOODE

RYAN W. HERRICK

JENNIFER SLOAN HILSABECK

BRIAN R. IRVINE

TAMARA BEATTY PETERSON

MOLLY MALONE REZAC

KRISANNE M. SCHLACHTER*

SCOTT M. SCHOENWALD

BRETT J. SCOLARI

STEVEN G. SHEVORSKI

ARIEL E. STERN

STEPHEN M. SULLIVAN

TIFFANY J. SWANIS

BRADLEY R. TATOM

AMY N. TIRRE

NICOLE MOSCHETTI VANCE**

GORDON H. WARREN

PETE ERNAUT*** MANAGING DIRECTOR GOVERNMENT AFFAIRS AND PUBLIC POLICY

Lifestream Technologies, Inc. Exhibit 5.1

5120 Clearwater Loop

Suite 101

Post Falls, Idaho 83854

Re: Lifestream Technologies, Inc. -- Registration Statement on Form S-3 in

respect of 36,335,890 Shares of Common Stock, par value $0.001 per share

Ladies and Gentlemen:

We have acted as special Nevada counsel to Lifestream Technologies, Inc., a Nevada corporation (the "Company"), in connection with the filing by the Company of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933 with respect to the offer and sale of up to 36,335,890 shares (the "Shares") of the Company's Common Stock, par value $0.001 per share, which may be offered for sale from time to time by certain stockholders of the Company identified in the prospectus forming part of the Registration Statement.

In our capacity as such counsel, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals (or copies certified or otherwise identified to our satisfaction as being true reproductions of originals) of such documents, corporate records and other instruments, and have obtained such certificates and other representations and assurances, as we have deemed necessary or appropriate for the purposes of this opinion.

In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the legal capacity of natural persons executing such documents and the authenticity and conformity to original documents of documents submitted to us as certified, photostatic, facsimile or electronically transmitted copies.

Based upon the foregoing and the proceedings taken by the Company referred to above, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

Our opinion herein is limited to the effect on the subject transactions of the laws of the State of Nevada as in effect on the date hereof. We assume no responsibility regarding the applicability to such transactions, or the effect thereon, of the laws of any other jurisdiction.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters" in the prospectus included therein.

Very truly yours,

Jones Vargas